EXHIBIT 23



Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the Incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement No. 333-53847, Registration Statement No. 333-68645, Registration Statement No. 333-47683, Registration Statement No. 333-53819, Registration Statement 33-64231, Registration Statement No. 33-79326 and Registration Statement No. 33-77784.




/s/  ARTHUR ANDERSEN LLP




Vienna, VA
August 27, 1999